[FRONTLINE.NET LETTERHEAD]


June 20, 2000


Mike Brown, President
DelaNet, Inc.
262 Quigley Boulevard
New Castle, DE 19720


              Re:    Side Letter re: Bank Account and Accounts Receivable

Dear Mike:

     The purpose of this Side Letter is to set forth the parties' agreement with regard to certain post-closing obligations. Pursuant to Section 1.2 of the Asset Purchase Agreement dated June 20, 2000 (the "Agreement"), Frontline Communications Corp. (the "Purchaser") is acquiring the accounts receivable of DelaNet, Inc. (the "Seller") as well as the cash balance of the Seller's Pennsville National Bank Account Number 21-855-3 (the "Bank Account").

     Subsequent to the Closing Date (i.e, June 20, 2000) the Seller agrees that it shall not, without the prior written consent of the Purchaser, withdraw any funds from the Bank Account. Seller further agrees that it shall continue to collect accounts receivable and shall promptly deposit all sums collected into the Bank Account. Seller shall provide Purchaser with reports reflecting all amounts collected not less than once per week until control of the Bank Account has been transferred to Purchaser.

o Page 2                                                            July 5, 2000


     If the foregoing reflects your understanding, please execute below. Thank you.


                                        Sincerely,



                                        Amy Wagner-Mele
                                        Executive Vice President
                                        and General Counsel

AGREED TO THIS ____
DAY OF JUNE, 2000


-----------------------
DELANET, INC.

AWM/mmw